                                   Exhibit 21

                    SUBSIDIARIES OF RELIASTAR FINANCIAL CORP.
                               AS OF MARCH 1, 2000

                                                               STATE OF
SUBSIDIARIES                                                 INCORPORATION
-------------                                                -------------

ReliaStar Life Insurance Company                               Minnesota

     Northern Life Insurance Company                           Washington

       Norlic, Inc.                                            Washington

     NWNL Benefits Corporation                                 Minnesota

     Security-Connecticut Life Insurance Company               Connecticut

       ReliaStar Life Insurance Company of New York            New York

     ReliaStar Reinsurance Group (UK), Ltd.                    United Kingdom

ReliaStar Investment Research, Inc.                            Minnesota

Washington Square Securities, Inc.                             Minnesota

     Washington Square Insurance Agency, Inc. (Puerto Rico)    Puerto Rico

Pilgrim Capital Corporation                                    Delaware

     Pilgrim Advisors, Inc.                                    Delaware
     Pilgrim Group, Inc.                                       Delaware
       Pilgrim Securities, Inc.                                Delaware
         Pilgrim Funding, Inc.                                 Delaware
       Pilgrim Investments, Inc.                               Delaware
       Pilgrim Financial, Inc.                                 Delaware
     Express American T.C. Corp.                               Delaware
     EAMC Liquidation Corp.                                    Michigan

IB Holdings, Inc.                                              Virginia

     The New Providence Insurance Company, Limited             Cayman Islands
     Northeastern Corporation                                  Connecticut

Successful Money Management Seminars, Inc.                     Oregon

PrimeVest Financial Services, Inc.                             Minnesota
     PrimeVest Insurance Agency Alabama, Inc.                  Alabama
     PrimeVest Insurance Agency of New Mexico, Inc.            New Mexico
     PrimeVest Insurance Agency of Ohio, Inc.                  Ohio
     Branson Insurance Agency, Inc.                            Massachusetts
     Granite Investment Services, Inc.                         Minnesota
     Split Rock Financial, Inc.                                California
     Bancwest Investment Services, Inc.                        Delaware

                                                               STATE OF
SUBSIDIARIES                                                 INCORPORATION
-------------                                                -------------

Financial Northeastern Corp.                                   New Jersey
Financial Northeastern Securities, Inc.                        New Jersey
FNC Insurance Services, Inc.                                   New Jersey

Arrowhead, Ltd.                                                Bermuda

ReliaStar Bancshares, Inc.                                     Minnesota
     ReliaStar Bank                                            Federal
       ReliaStar Investment Services, Inc.                     Minnesota

ReliaStar Managing General Underwriters, Inc.                  Tennessee

ReliaStar Payroll Agent, Inc.                                  Minnesota